Exhibit 10.9
First Interstate BancSystem, Inc.
Deferred Compensation Plan
Restated Effective December 1, 2006
Any statements regarding tax matters made herein, including any attachments, cannot be relied upon by any person to avoid tax penalties and are not intended to be used or referred to in any marketing or promotional materials. To the extent this communication contains a tax statement or tax advice, Holland & Hart LLP does not and will not impose any limitation on disclosure of the tax treatment or tax structure of any transactions to which such tax statement or tax advice relates.
SUITE 3200
555 SEVENTEENTH STREET
DENVER, COLORADO 80202-3979
(303) 295-8000
ASPEN • BILLINGS • BOISE • BOULDER • CASPER • CHEYENNE • COLORADO SPRINGS • DENVER
DENVER TECH CENTER • JACKSON HOLE • LAS VEGAS • SALT LAKE CITY • SANTA FE • WASHINGTON, D.C.

First Interstate BancSystem, Inc.
Deferred Compensation Plan
Table of Contents

ARTICLE 1. DEFINITIONS	2
1.1 Account	2
1.2 Administrator	2
1.3 Beneficiary	2
1.4 Board	2
1.5 Code	2
1.6 Compensation	2
1.7 Deferral Contributions	2
1.8 Deferral Election	2
1.9 Director Deferral Contributions	2
1.10 Director Deferral Election	2
1.11 Disability	2
1.12 Discretionary Contribution	2
1.13 Effective Date	2
1.14 Eligible Individual	2
1.15 Employer	3
1.16 Enrollment Period	3
1.17 Investment Fund or Funds	3
1.18 Participant	3
1.19 Plan	4
1.20 Plan Year	4
1.21 Qualified Plan	4
1.22 Retirement	4
1.23 Trust	4
1.24 Trustee	4
1.25 Year of Distribution	4
1.26 Years of Service	4

ARTICLE 2. CONTRIBUTIONS	5
2.1 Deferral Contributions	5
2.2 Discretionary Contributions	5
2.3 Director Deferral Contributions	6
2.4 Time of Contributions	6
2.5 Form of Contributions	6

ARTICLE 3. VESTING	7
3.1 Vesting of Deferral and Director Deferral Contributions	7
3.2 Vesting of Discretionary Contributions	7
3.3 Vesting in Event of Change of Control	7
3.4 Amounts Not Vested	8
3.5 Forfeitures	8

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ARTICLE 4. ACCOUNTS	9
4.1 Accounts	9
4.2 Limitations on Accounts	9
4.3 Investments, Gains and Losses	9

ARTICLE 5. DISTRIBUTIONS	11
5.1 Distribution Election	11
5.2 Default and Optional Forms of Distribution	11
5.3 Regular Commencement of Distribution of Accounts	11
5.4 Special Commencement of Distribution of Accounts	11
5.5 Change in Time and Form of Distribution	12
5.6 Minimum Distribution	13
5.7 Distribution to Specified Employees	13
5.8 Hardship Distribution	13

ARTICLE 6. BENEFICIARIES	14
6.1 Beneficiaries	14
6.2 Lost Beneficiary	14

ARTICLE 7. FUNDING	15
7.1 Prohibition Against Funding	15
7.2 Deposits in Trust	15
7.3 Indemnification of Trustee	15
7.4 Withholding of Employee Contributions	15

ARTICLE 8. CLAIMS ADMINISTRATION	16
8.1 General	16
8.2 Exhaustion of Remedies - Limitation of Actions	16
8.3 Initial Claim	16
8.4 Administrator Review of Claim Denial	16
8.5 Disability Claims	17
8.6 Designation	18
8.7 Arbitration	18

ARTICLE 9. GENERAL PROVISIONS	19
9.1 Administrator	19
9.2 No Assignment	19
9.3 No Employment Rights	19
9.4 Incompetence	19
9.5 Identity	20
9.6 Other Benefits	20
9.7 No Liability	20
9.8 Expenses	20
9.9 Insolvency	20
9.10 Amendment and Termination	20
9.11 Employer Determinations	21
9.12 Construction	21

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9.13 Governing Law	21
9.14 Severability	21
9.15 Headings	21
9.16 Terms	21

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First Interstate BancSystem, Inc.
Deferred Compensation Plan
     First Interstate BancSystem, Inc., a Montana corporation (the “Employer”), hereby restates the First Interstate BancSystem, Inc., Deferred Compensation Plan (the “Plan”) for the benefit of a select group of management or highly compensated employees. This Plan is an unfunded arrangement and is intended to be exempt from the reporting and disclosure, participation, vesting, funding, and fiduciary requirements set forth in Title I of the Employee Retirement Income Security Act of 1974, as amended.
     This Plan was originally effective April 1, 2001, and was amended on August 12, 2002. This restatement is effective December 1, 2006, and is made for the following purposes:
a)	To amend the Plan to comply with Code Section 409A and related guidance issued before the adoption of this restatement (specifically, Notice 2005-1).

b)	To merge another nonqualified deferred compensation plan, called the Executive Non-Qualified Deferred Compensation Plan (the “Executive Plan”) into the Plan. The Executive Plan was first adopted effective November 20, 1998. To the extent provisions of the Executive Plan are not replicated in this restatement, they shall be deemed terminated and no longer applicable. All amounts deferred under the Executive Plan prior to the Effective Date shall be subject to the terms of this document.

c)	To make other administrative or clarification changes to the Plan.

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ARTICLE 1.
DEFINITIONS
1.1	Account. Each of the bookkeeping accounts established for each Participant as provided in Section 4.1 hereof.

1.2	Administrator. The Benefits Committee appointed by the Board of Directors of First Interstate BancSystem, Inc. by resolution dated July 26, 2006.

1.3	Beneficiary. The person, persons, trust or other entity designated by a Participant to receive payments in event of his or her death, as provided on the written revocable designation form that is provided by and filed with the Administrator. The most recently filed designation of beneficiary form that is signed and dated by the Participant replaces any prior designations.

1.4	Board. The Board of Directors of First Interstate BancSystem, Inc.

1.5	Code. The Internal Revenue Code of 1986, as amended.

1.6	Compensation. The Participant’s earned income, including salary, bonus and other remuneration from the Employer.

1.7	Deferral Contributions. The portion of Compensation that a Participant elects to defer in accordance with Section 2.1.

1.8	Deferral Election. The separate written agreement, submitted to the Administrator, by which an Eligible Individual agrees to participate in the Plan and make Deferral Contributions thereto.

1.9	Director Deferral Contributions. The amount that an Eligible Individual elects to defer in accordance with Section 2.3.

1.10	Director Deferral Election. The separate written agreement, submitted to the Administrator, by which an Eligible Individual agrees to participate in the Plan and make Director Deferral Contributions thereto.

1.11	Disability. Any medically determinable physical or mental disorder that renders a Participant incapable of continuing in the employment of the Employer in his or her regular duties of employment, as determined by the Administrator in its sole discretion.

1.12	Discretionary Contribution. The amount, if any, contributed to an Eligible Individual’s Account as provided in Section 2.2.

1.13	Effective Date. The effective date of this restatement, which is December 1, 2006.

1.14	Eligible Individual. Eligible Individuals shall be those persons designated by the Employer as eligible to participate in this Plan. As of the Effective Date and unless and until otherwise directed by the Employer, the Administrator shall consider the following persons to be Eligible Individuals:

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o	With respect to Deferral Contributions and Discretionary Contributions, each employee of the Employer who is in a Band 5 job title or above, as well as each Employee not in a Band 5 job title or above but who is a Participant as of the Effective Date.

o	With respect to Director Deferral Contributions, any active member of the board of directors of an Employer. Directors emeritus, advisory directors, and persons excluded from participation by action of the Compensation Committee on July 27, 2005 shall not be eligible to make Director Deferral Contributions.
Any individual’s status as an Eligible Individual may be revoked at any time upon written notice of the Employer to such individual.

1.15	Employer. First Interstate BancSystem, Inc., a Montana corporation, its successors and any affiliated or subsidiary entities designated by the Board. Rights and obligations assigned to the Employer in this document may be exercised by the First Interstate BancSystem, Inc. Compensation Committee, or by any other person or entity designated by the Employer to hold all or any part of such rights and obligations.

1.16	Enrollment Period.
(a)	For individuals who are Eligible Individuals prior to the commencement of a given Plan Year, Enrollment Period means the period set by the Administrator, which ends prior to the first day of a Plan Year.

(b)	With respect to a person who becomes an Eligible Individual effective as of any day after the first day of a Plan Year, Enrollment Period means the 30 day period beginning with the date such person first becomes an Eligible Individual.
1.17	Investment Fund or Funds. Each investment(s), which serves as a means to measure value, increases or decreases with respect to a Participant’s Accounts.

1.18	Participant. An individual who has an Account balance under the terms of this Plan.
(a)	A Participant who is no longer an Eligible Individual shall not be permitted to submit a Deferral Election and all Deferral Contributions for such Participant shall cease as of the end of the Plan Year in which such Participant is determined to no longer be an Eligible Individual.

(b)	Amounts credited to the Account of a Participant described in subsection (a) shall continue to be held pursuant to the terms of the Plan and shall be distributed as provided in Article 5.

(c)	A Participant who is no longer an Eligible Individual shall continue to receive statements reflecting the amounts in his or her Accounts, and shall

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retain the right to make changes in investment selection according to Section 4.2.
1.19	Plan. First Interstate BancSystem, Inc., Deferred Compensation Plan.

1.20	Plan Year. January 1 through December 31.

1.21	Qualified Plan. The Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc.

1.22	Retirement. Retirement means the termination of the Participant’s employment with the Employer (i) at or after age 65, or (ii) if the Participant has at least fifteen (15) Years of Service with the Employer, at any time after attaining age 55. With respect to a Participant who makes Director Deferral Contributions, Retirement shall mean the date the Participant is no longer an active member of the board of directors of an Employer. For this purpose, status as a director emeritus or advisory director shall not be considered active board membership.

1.23	Trust. The agreement between the Employer or the Administrator and the Trustee under which the assets of the Plan are held, administered and managed, which shall conform to the terms of Rev. Proc. 92-64.

1.24	Trustee. The Trustee or Trustees under the Trust.

1.25	Year of Distribution. The year in which distributions of an Account are scheduled to begin.

1.26	Years of Service. A Participant’s “Years of Service” shall be measured by the total number of full twelve (12) month periods that an individual has been an employee of the Employer.
* * * * End of Article 1 * * * *

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ARTICLE 2.
CONTRIBUTIONS
2.1	Deferral Contributions.
(a)	On an annual basis, each Eligible Individual may choose to make Deferral Contributions by authorizing the Employer to reduce his/her future Compensation by filing a Deferral Election with the Administrator during the applicable Enrollment Period.

(b)	The Deferral Election shall designate the specific amount or percentage of Compensation deferred, the Account to which such Deferral Contributions shall be allocated in accordance with Article 4, the beneficiary, and such other items as the Administrator may prescribe. Such Deferral Elections shall remain effective for the Plan Year. At the Plan Administrator’s discretion, Eligible Individuals may make separate deferrals with respect to bonus, commission, or other specified elements of Compensation.

(c)	The minimum amount of Compensation that may be deferred each Plan Year is one thousand dollars ($1,000).

(d)	The maximum amount of Compensation that may be deferred each Plan Year is ninety-five percent (95%) of the Eligible Individual’s Compensation.
2.2	Discretionary Contributions.
(a)	At its sole and absolute discretion, the Employer may elect to make a Discretionary Contribution to the Account of some or all of the Eligible Individuals.

(b)	During the Enrollment Period, each Eligible Individual must file an election with the Administrator designating the Account to which Discretionary Contributions for the applicable Plan Year, if any, shall be allocated in accordance with Article 4, the beneficiary, and such other items as the Administrator may prescribe.

(c)	Nothing in this Plan or any other agreement or document shall obligate the Employer to make Discretionary Contributions for the benefit of Eligible Individuals in any Plan Year, nor to make identical Discretionary Contributions for the benefit of Eligible Individuals in any Plan Year. The Employer expressly reserves the right to make Discretionary Contributions to such Eligible Individuals in such amount or such proportions as it deems warranted or appropriate; provided, however, the Employer shall not discriminate against any Eligible Individual in making Contributions under this provision on the basis of such Participant’s race, nationality, religion, gender, marital status or disability.

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2.3	Director Deferral Contributions.
(a)	An Eligible Individual may defer any portion of his or her directors’ fees for any Plan Year by filing a Director Deferral Election with the Administrator during the applicable Enrollment Period for such Plan year.

(b)	The Director Deferral Election shall designate the specific amount or percentage of director’s fees deferred, the Account to which such Deferral Contributions shall be allocated in accordance with Article 4, the beneficiary, and such other items as the Administrator may prescribe. Such Deferral Elections shall remain effective for the Plan Year.
2.4	Time of Contributions.
(a)	Deferral Contributions shall be transferred to the Trust as soon as administratively feasible following the end of each payroll period.

(b)	Discretionary Contributions, if any, shall be transferred to the Trust as directed by and at the discretion of the Employer.

(c)	Director Deferral Contributions shall be transferred to the Trust as of the date the applicable director’s fees would otherwise have been payable to the Eligible Individual.

(d)	At the time that the Administrator transfers any contribution to the Trust, the Administrator shall also transmit any necessary instructions regarding the allocation of such amounts among the Participants’ Accounts.
2.5	Form of Contributions. All contributions to the Trust shall be made in the form of cash or cash equivalents of US currency.
* * * * End of Article 2 * * * *

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ARTICLE 3.
VESTING
3.1	Vesting of Deferral and Director Deferral Contributions. A Participant shall have a vested right to the portion of his or her Accounts attributable to Deferral Contributions and Director Deferral Contributions and any earnings on the investment of such amounts.

3.2	Vesting of Discretionary Contributions. Discretionary Contributions shall vest based on the date the contribution is made to the Participant’s Account(s). The vesting schedule shall be determined at the discretion of the Employer, and shall be set forth in the resolution or other document authorizing the Discretionary Contribution.

3.3	Vesting in Event of Change of Control. Notwithstanding any provision contained herein to the contrary, in the event that, prior to the time that the entire amount of the Discretionary Contributions becomes vested a Change of Control occurs, then that portion of the Discretionary Contributions which has not yet become vested shall immediately become vested to such Participant or such Participant’s Beneficiary or estate, as the case may be, as of the date of such Change of Control. For purposes of this Agreement Change Of Control means:
(a)	a sale of all or substantially all of the assets of the Company or a Significant Stock Acquisition of the Company (as hereinafter defined) which is followed, within an eighteen month period, by the Company (or the acquiring or surviving entity) (A) terminating the Participant’s employment with the Company (or the acquiring or surviving entity); (B) changing the Participant’s position with the Company (or the acquiring or surviving entity) so that the nature and scope of the Participant’s duties or his/her responsibilities with the Company (or the acquiring or surviving entity) are reduced to a level below that which he/she enjoyed immediately prior to such change; or (C) reducing the Participant’s base salary; or

(b)	a sale of all or substantially all of the assets of the Company or a Significant Stock Acquisition of the Company (as hereinafter defined) which is preceded within a six month period by the Company terminating Participant’s employment with the Company without cause.

(c)	A Significant Stock Acquisition of the Company shall have occurred if more than fifty percent (50%) of the votes attributed to the Company’s outstanding equity securities shall be acquired, either directly or indirectly (including but not limited to, a merger) by any corporation, person or persons who act in concert as described in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended.

(d)	For purposes of this Section 3.3, “Company” shall mean only First Interstate BancSystem, Inc., and not any of its subsidiary or related organizations.

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3.4	Amounts Not Vested. Any amounts credited to a Participant’s Accounts that are not vested at the time of his or her termination of employment with the Employer shall be forfeited.

3.5	Forfeitures. Any forfeitures from a Participant’s Accounts shall continue to be held in the Trust, and shall be used to reduce the Employer’s future Discretionary Contributions under the Plan. If no such further contributions will be made, then such forfeitures shall be returned to the Employer.
* * * * End of Article 3 * * * *

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ARTICLE 4.
ACCOUNTS
4.1	Accounts. The Administrator shall establish and maintain one or more bookkeeping accounts in the name of each Participant, as provided below and as elected by the Participant pursuant to Article 2.
(a)	The Administrator may establish one or more Retirement Accounts for each Participant.

(b)	The Administrator may establish one or more Personal Goals Accounts for each Participant. The Participant must designate the Year of Distribution for each Personal Goals Account during the Enrollment Period that the Personal Goals Account is created.

(c)	As of the Effective Date, College Education Accounts are no longer permitted. Unless otherwise elected by the Participant in accordance with Section 5.5(a), each College Education Account created before the Effective Date will be converted to a Personal Goals Account, with the Year of Distribution equal to the year the Participant had previously designated as the year that distributions of the College Education Account would commence, and the form of distribution to be four annual installments.

(d)	As of the Effective Date, unless otherwise elected by the Participant in accordance with Section 5.5(a), a Participant’s account balance in the Executive Plan shall be converted to a Retirement Account.
4.2	Limitations on Accounts.
(a)	The maximum number of Accounts that a Participant may have open at one time will be ten (10).

(b)	Except in connection with an election made pursuant to Section 5.5(a), amounts in one Account cannot be transferred to another Account.
4.3	Investments, Gains and Losses.
(a)	The Accounts shall be invested by the Trustee in accordance with written directions from the Administrator. Such directions shall provide Trustee with the investment discretion to invest the Accounts within broad guidelines established by Trustee and Administrator as set forth therein.

(b)	The Administrator shall adjust the amounts credited to each Account to reflect contributions made, distributions and any other appropriate adjustments including tax or other withholdings. Such adjustments shall be made as frequently as is administratively feasible.

(c)	A Participant may direct that any or all of his or her Accounts may be valued as if they were invested in one or more Investment Funds in multiples of one

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percent (1%) of the balance in an Account. A Participant may change his or her selection of Investment Funds no more than six (6) times each Plan Year. An election shall be effective as soon as administratively feasible following the date of the change as indicated in writing by the Participant. Such investment elections shall be subject to the terms of the Trust.
* * * * End of Article 4 * * * *

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ARTICLE 5.
DISTRIBUTIONS
5.1	Distribution Election. During the applicable Enrollment Period when an Account is initially established, the Participant must designate (on a form or in such manner as directed by the Administrator) the method by which such Account will be distributed, according to the options provided in Section 5.2. A Participant may not modify, alter, amend or revoke such designation for a Plan Year after such Plan Year begins, except as provided in Section 5.5.

5.2	Default and Optional Forms of Distribution.
(a)	Each Retirement Account shall be paid in a lump sum, unless the Participant elects in accordance with Section 5.1 that the Retirement Account be paid in substantially equal annual installments over a period not to exceed ten (10) years.

(b)	Each Personal Goals Account shall be paid in a lump sum, unless the Participant elects in accordance with Section 5.1 that the Personal Goals Account be paid in substantially equal annual installments over a period not to exceed five (5) years.

(c)	The amount of the substantially equal payments described above shall be determined by multiplying the Account by a fraction, the denominator of which in the first year of payment equals the number years over which benefits are to be paid, and the numerator of which is one (1). The amounts of the payments for each succeeding year shall be determined by multiplying the Account balance as of each anniversary of the first installment by a fraction, the denominator of which equals the number of remaining years over which benefits are to be paid, and the numerator of which is one (1).
5.3	Regular Commencement of Distribution of Accounts.
(a)	Retirement Accounts shall be paid as soon as administratively feasible following the Participant’s Retirement.

(b)	Personal Goals Accounts shall be paid on the January 1st of the Year of Distribution selected by the Participant according to Section 4.1(b).
5.4	Special Commencement of Distribution of Accounts.
(a)	Death. Upon the death of a Participant, all amounts credited to his or her Accounts shall be paid, as soon as administratively feasible, to his or her Beneficiary in a lump sum.

(b)	Disability Termination of Service. Upon the termination of the Participant’s employment or service with the Employer on account of Disability, all amounts credited to his or her Accounts shall be paid to the Participant, as soon as administratively feasible, in the form in which such Accounts would

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have been distributed to the Participant had he or she remained employed or in service until the time of distribution according to Section 5.3.

(c)	Early Termination of Service.
(1)	If a Participant who is not a director terminates employment with the Employer prior to Retirement (except for death or Disability), all vested amounts credited to his or her Retirement Accounts shall be paid to the Participant in a lump-sum payment, as soon as administratively feasible.

(2)	If a Participant terminates employment or service (except for death or Disability) with the Employer prior to the Year of Distribution for a Personal Goals Account, all vested amounts credited to such Personal Goals Account shall be paid to the Participant in the Year of Distribution and in the form previously selected.

(3)	If a Participant terminates employment or service with the Employer after distribution from a Personal Goals Account has begun, distribution will continue to be made in accordance with the form of distribution in progress.

(4)	Solely for purposes of this Section 5.4, a Participant’s employment by a corporation which is a member of a “controlled group of corporations” as defined in Internal Revenue Code Section 414(b) and which includes First Interstate BancSystem, Inc., as a member shall be treated as employment by Employer if the employment by such other corporation begins prior to the date the Participant’s benefit (or initial payment, in the case of an installment distribution) would otherwise be payable hereunder.
5.5	Change in Time and Form of Distribution.
(a)	Special One Time Election. On or before December 31, 2006, the Administrator may permit Participants to change the time and/or form for the distribution of their existing Accounts. The Administrator may impose such other conditions on Participants making elections as the Administrator deems necessary for compliance with Code Section 409A or otherwise appropriate.
(1)	For any Retirement Account, Participants may select among the forms of distribution permitted by Section 5.2(a), or may designate the Account as a Personal Goals Account with any of the forms of distribution permitted by Section 5.2(b).

(2)	For any Personal Goals Account, Participants may select a different Year of Distribution, and/or may select among the forms of distribution permitted by Section 5.2(b), or may designate the Account as a Retirement Account with any of the forms of distribution permitted by Section 5.2(a).

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(b)	Second Deferral Elections. On and after January 1, 2005, a Participant may only change the time and/or form of any scheduled distribution in accordance with procedures established by the Administrator and in accordance with the following conditions:
(1)	the subsequent election to delay a payment must be made no later than 12 months prior to the date the first scheduled distribution payment would have been made; and

(2)	the first payment must be deferred for a period of at least five years from the date the first scheduled distribution payment would have been made.
5.6	Minimum Distribution. Notwithstanding any provision to the contrary, if the vested balance of a Participant’s Account at the time benefit payments are scheduled to begin is less than $10,000, then the balance in such Account shall be paid to the Participant as a single lump sum as soon as administratively feasible following the date benefit payments are scheduled to begin.
5.7	Distribution to Specified Employees. Notwithstanding provision to the contrary, distributions to “specified employees” within the meaning of Code Section 409A(2)(B)(i) shall not be made before the date specified by law.
5.8	Hardship Distribution. As of the Effective Date, hardship distributions are no longer available under the Plan.
* * * * End of Article 5 * * * *

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ARTICLE 6.
BENEFICIARIES
6.1	Beneficiaries. Each Participant may from time to time designate one or more persons (who may be any one or more members of such person’s family or other persons, administrators, trusts, foundations or other entities) as his or her Beneficiary under the Plan. Such designation shall be made on a form prescribed by the Administrator. Each Participant may at any time and from time to time, change any previous Beneficiary designation, without notice to or consent of any previously designated Beneficiary, by amending his or her previous designation on a form prescribed by the Administrator. If no person shall be designated by the Participant as a Beneficiary, or if the designated Beneficiary shall not survive the Participant, or if for any reason the Participant’s designation shall be legally ineffective, payment of his/her interest shall be made to the Participant’s spouse; or if none, to his children; or if none, to his parents; or if none, to his estate. If any such Beneficiary shall die prior to receiving the distribution that would have been made to such Beneficiary had such Beneficiary’s death not occurred, then, for the purposes of the Plan, the distribution that would have been received by such Beneficiary shall be made to such Beneficiary’s estate. If more than one person is the beneficiary of a deceased Participant, each such person shall receive a pro rata share of any death benefit payable unless otherwise designated on the applicable form.

6.2	Lost Beneficiary.
(a)	All Participants and Beneficiaries shall have the obligation to keep the Administrator informed of their current address until such time as all benefits due have been paid.

(b)	If a Participant or Beneficiary cannot be located by the Administrator exercising due diligence, then, in its sole discretion, the Administrator may presume that the Participant or beneficiary is deceased for purposes of the Plan and all unpaid amounts (net of due diligence expenses) owed to the Participant or beneficiary shall be paid accordingly or, if a Beneficiary cannot be so located, then such amounts may be forfeited. Any such presumption of death shall be final, conclusive and binding on all parties. Notwithstanding the foregoing, if any such Beneficiary is located within five years from the date of any such forfeiture, such Beneficiary shall be entitled to receive the amount previously forfeited.
* * * * End of Article 6 * * * *

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ARTICLE 7.
FUNDING
7.1	Prohibition Against Funding. Should any investment be acquired in connection with the liabilities assumed under this Plan, it is expressly understood and agreed that the Participants and Beneficiaries shall not have any right with respect to, or claim against, such assets nor shall any such purchase be construed to create a trust of any kind or a fiduciary relationship between the Employer and the Participants, their Beneficiaries or any other person. Any such assets shall be and remain a part of the general, unpledged, unrestricted assets of the Employer, subject to the claims of its general creditors. It is the express intention of the parties hereto that this arrangement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Each Participant and beneficiary shall be required to look to the provisions of this Plan and to the Employer itself for enforcement of any and all benefits due under this Plan, and to the extent any such person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer. The Employer or the Trust shall be designated the owner and beneficiary of any investment acquired in connection with its obligation under this Plan.

7.2	Deposits in Trust. Notwithstanding Section 7.1, or any other provision of this Plan to the contrary, the Employer may deposit into the Trust any amounts it deems appropriate to pay the benefits under this Plan.

7.3	Indemnification of Trustee.
(a)	The Trustee shall not be liable for the making, retention, or sale of any investment or reinvestment made by it, as herein provided, nor for any loss to, or diminution of, the Trust assets, unless due to its own negligence, willful misconduct or lack of good faith.

(b)	Such Trustee shall be indemnified and saved harmless by the Employer from and against all personal liability to which it may be subject by reason of any act done or omitted to be done in its official capacity as Trustee in good faith in the administration of the Plan and Trust, including all expenses reasonably incurred in its defense in the event the Employer fails to provide such defense upon the request of the Trustee. The Trustee is relieved of all responsibility in connection with its duties hereunder to the fullest extent permitted by law, short of breach of duty to the beneficiaries.
7.4	Withholding of Employee Contributions. The Administrator is authorized to make any and all necessary arrangements with the Employer in order to withhold the Participant’s Deferral Contributions under Section 2.1 hereof from his or her Compensation. The Administrator shall determine the amount and timing of such withholding.
* * * * End of Article 7 * * * *

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ARTICLE 8.
CLAIMS ADMINISTRATION
8.1	General. If a Participant, beneficiary, or any other person claiming rights through or on behalf of a Participant (a “Claimant”) wishes to assert any claim or cause of action against the Plan, the Employer, the Administrator, any administrator, record keeper, trustee, or other party arising out of or relating to the Plan, its interpretation, or breach of any duty (a “Claim”), then the Claimant must, as his or her sole remedy, follow the claims procedure, appeal, and arbitration provisions of this Article 8. By way of illustration and not limitation, the provisions of this Article 8 will govern any Claim regarding eligibility, participation, deferral of Compensation, amounts credited to an Account as deferred Compensation or earnings, withdrawal or distribution of benefits from an Account, record keeping, beneficiary designation, or breach of any administrative or contractual duty.

8.2	Exhaustion of Remedies — Limitation of Actions. In the event of any dispute over benefits under this Plan, all remedies available to the disputing individual under this Article 8 must be exhausted before legal recourse of any type is sought. No legal action at law or in equity may be filed against the Plan, the Employer, the Administrator or its delegate relating to any dispute over benefits under this Plan more than one (1) year after the Administrator or its delegate has made a final decision under the claims review process as established pursuant to this Article 8.

8.3	Initial Claim.
(a)	Each Claimant must submit his or her Claim in writing to the Administrator. The initial review of each Claim will be made by a claims official designated by the Administrator. The Claim will be evaluated within 90 days following receipt unless special circumstances require an extension of time to process the Claim. If an extension is required, the claims official will provide written notice to the Claimant within the initial 90-day period. The notice will identify the special circumstances requiring an extension and the date when a final decision will be made which will not be more than 180 days after the date on which the Claim was filed.

(b)	The claims official will notify the Claimant in writing whether the Claim is granted or denied, in whole or in part. If the Claim is granted, the claims official will notify the Administrator, which will authorize the Plan to pay the benefits or grant other appropriate relief. If a Claim is denied, in whole or in part, the notice will (i) identify the specific reasons for the denial, (ii) cite pertinent Plan provisions upon which the denial is based, (iii) identify any additional material or information necessary to complete the Claim and explain why such material or information is necessary, and (iv) describe the Claimant’s right to review of the denial.
8.4	Administrator Review of Claim Denial.
(a)	If his or her Claim is denied by the claims official, in whole or in part, a Claimant will have the right to a full and fair review by the Administrator.

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The Claimant must file a written request for review with the Administrator within 60 days after the date on which the Claimant received written notice of the denial or, if written notice is not given, within 60 days after the notice was due.

(b)	In connection with the request for Administrator review, the Claimant must provide any additional material or information identified by the claims official as necessary to complete the Claim. The Claimant or his or her authorized representative may review pertinent documents and submit issues and comments in writing. The Claimant may only present evidence and theories during the review which the Claimant presented as part of his or her initial Claim or which responds to the reasons given by the claims official as the basis for denial. Any Claim, which the Claimant does not in good faith pursue through the Administrator review stage, will be irrevocably waived.

(c)	The Administrator will review and make a decision on the Claim within 60 days after a request for review is received unless special circumstances require an extension of time to process the review. If an extension is required, written notice will be given to the Claimant within the initial 60-day period. The notice will specify the reasons for the extension and the date when the review will be completed which will not be more than 120 days after the date on which the request for review was received.

(d)	The Claimant will be notified in writing of the Administrator’s decision on review. If the Claim is granted, the Administrator will authorize the Plan to pay the benefits or grant other appropriate relief. If the Claim is denied, in whole or in part, the notice will (i) identify the specific reasons for the denial, (ii) cite pertinent Plan provisions upon which the denial is based, and (iii) describe the Claimant’s right to appeal the denial to an arbitrator.
8.5	Disability Claims. The procedures for the processing of disability claims and appeals shall vary from those set forth above as follows:
(a)	Review of Disability Claims. To the extent the Administrator is determining a Claim for benefits under the Plan on account of disability, the following procedures shall apply:
(1)	Sufficient Information. If sufficient information has been provided, and special circumstances do not apply, disability Claims are reviewed within a reasonable period of time, such that notice of approval or denial may be provided no later than 45 days after receipt of the Claim by the Administrator. The notice of Claim approval or denial is provided to the Claimant no later than 45 days after receipt of the claim by the Administrator.

(2)	Insufficient Information. If the Claimant failed to submit the information necessary to decide the Claim, within the initial
45-day period, the Administrator shall notify the Claimant that an extension is necessary. The notice shall describe the circumstances requiring

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the extension and the date by which the Plan expects to render a benefit determination, specifically describe the required information, and inform the Claimant that he or she has at least 45 days from receipt of the notice within which to provide the specified information.

(3)	Notify of Extension. If the Administrator determines that an extension is necessary due to matters beyond the control of the Plan, the Administrator shall notify the Claimant prior to the expiration of the initial claims review period that additional time, but no more than 30 days, is required.
(b)	Review of Disability Claim Appeals. The Administrator shall provide the notice of appeal approval or denial to the Claimant no later than 45 days after receipt of the request for review, unless the Administrator determines that special circumstances require an extension of time for processing the claim.
8.6	Designation. The Administrator may designate any other person of its choosing to make any determination otherwise required under this Article.

8.7	Arbitration. A claimant whose appeal has been denied under Section 8.4 or Section 8.5(b) shall have the right to submit said claim to final and binding arbitration in the State of Montana pursuant to the rules of the American Arbitration Association. Any such requests for arbitration must be filed by written demand to the American Arbitration Association within sixty (60) days after receipt of the decision regarding the appeal. The costs and expenses of arbitration, including the fees of the arbitrators, shall be borne by the losing party. The prevailing party shall recover as expenses all reasonable attorney’s fees incurred by it in connection with the arbitration proceeding or any appeals therefrom.
* * * * End of Article 8 * * * *

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ARTICLE 9.
GENERAL PROVISIONS
9.1	Administrator.
(a)	The Administrator is expressly empowered to limit the amount of compensation that may be deferred; to deposit amounts into trust in accordance with Section 7.2 hereof to interpret the Plan, and to determine all questions arising in the administration, interpretation and application of the Plan; to employ actuaries, accountants, counsel, and other persons it deems necessary in connection with the administration of the Plan; to request any information from the Employer it deems necessary to determine whether the Employer would be considered insolvent or subject to a proceeding in bankruptcy; and to take all other necessary and proper actions to fulfill its duties as Administrator.

(b)	The Administrator shall not be liable for any actions by it hereunder, unless due to its own negligence, willful misconduct or lack of good faith.

(c)	The Administrator shall be indemnified and saved harmless by the Employer from and against all personal liability to which it may be subject by reason of any act done or omitted to be done in its official capacity as Administrator in good faith in the administration of the Plan and Trust, including all expenses reasonably incurred in its defense in the event the Employer fails to provide such defense upon the request of the Administrator. The Administrator is relieved of all responsibility in connection with its duties hereunder to the fullest extent permitted by law, short of breach of duty to the beneficiaries.
9.2	No Assignment. No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge encumbrance or charge, and any such action shall be void for all purposes of the Plan. No benefit shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachments or other legal process for or against any person, except to such extent as may be required by law.
9.3	No Employment Rights. Participation in this Plan shall not be construed to confer upon any Participant the legal right to be retained in the employ of the Employer, or give a Participant or beneficiary, or any other person, any right to any payment whatsoever, except to the extent of the benefits provided for hereunder. Each Participant shall remain subject to discharge to the same extent as if this Plan had never been adopted.

9.4	Incompetence. If the Administrator determines that any person to whom a benefit is payable under this Plan is incompetent by reason of physical or mental disability, the Administrator shall have the power to cause the payments becoming due to such person to be made to another individual for the Participant’s benefit without responsibility of the Administrator or the Employer to see to the application of such payments. Any payment made pursuant to such power shall, as to such payment, operate as a complete discharge of the Employer, the Administrator and the Trustee.

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9.5	Identity. If, at any time, any doubt exists as to the identity of any person entitled to any payment hereunder or the amount or time of such payment, the Administrator shall be entitled to hold such sum until such identity or amount or time is determined or until an order of a court of competent jurisdiction is obtained. The Administrator shall also be entitled to pay such sum into court in accordance with the appropriate rules of law. Any expenses incurred by the Employer, Administrator, and Trust incident to such proceeding or litigation shall be charged against the Account of the affected Participant.
9.6	Other Benefits. The benefits of each Participant or beneficiary hereunder shall be in addition to any benefits paid or payable to or on account of the Participant or beneficiary under any other pension, disability, annuity or retirement plan or policy whatsoever.

9.7	No Liability. No liability shall attach to or be incurred by any manager of the Employer, Trustee or any Administrator under or by reason of the terms, conditions and provisions contained in this Plan, or for the acts or decisions taken or made thereunder or in connection therewith; and as a condition precedent to the establishment of this Plan or the receipt of benefits thereunder, or both, such liability, if any, is expressly waived and released by each Participant and by any and all persons claiming under or through any Participant or any other person. Such waiver and release shall be conclusively evidenced by any act or participation in or the acceptance of benefits or the making of any election under this Plan.

9.8	Expenses. All expenses incurred in the administration of the Plan, whether incurred by the Employer or the Plan, shall be paid by the Employer.

9.9	Insolvency. Should the Employer be considered insolvent (as defined by the Trust), the Employer, through its Board and chief executive officer, shall give immediate written notice of such to the Administrator of the Plan and the Trustee. Upon receipt of such notice, the Administrator or Trustee shall cease to make any payments to Participants who were Employees of the Employer or their beneficiaries and shall hold any and all assets attributable to the Employer for the benefit of the general creditors of the Employer.

9.10	Amendment and Termination.
(a)	Except as otherwise provided in this section, the Employer shall have the sole authority to modify, amend or terminate this Plan; provided, however, that any modification or termination of this Plan shall not reduce, without the consent of a Participant, a Participant’s right to any amounts already credited to his or her Account, or lengthen the time period for a payout from an established Account, on the day before the effective date of such modification or termination. Following such termination, payment of such credited amounts may be made in a single sum payment if the Employer so designates and if permitted by Code Section 409A and other applicable guidance. Any such decision to pay in a single sum shall apply to all Participants.

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(b)	A Participant shall have a vested right to his or her Account in the event of the termination of the Plan pursuant to section (a), above.

(c)	Any funds remaining in the Trust after termination of the Plan and satisfaction of all liabilities to Participants and others, shall be returned to the Employer.
9.11	Employer Determinations. Any determinations, actions or decisions of the Employer (including but not limited to, Plan amendments and Plan termination) shall be made by the Board in accordance with its established procedures or by such other individuals, groups or organizations that have been properly delegated by the Board to make such determination or decision.
9.12	Construction. All questions of interpretation, construction or application arising under or concerning the terms of this Plan shall be decided by the Administrator, in its sole and final discretion, whose decision shall be final, binding and conclusive upon all persons.

9.13	Governing Law. This Plan shall be governed by, construed and administered in accordance with the applicable laws of the State of Montana.
9.14	Severability. Should any provision of the Plan or any regulations adopted thereunder be deemed or held to be unlawful or invalid for any reason, such fact shall not adversely affect the other provisions or regulations unless such invalidity shall render impossible or impractical the functioning of the Plan and, in such case, the appropriate parties shall immediately adopt a new provision or regulation to take the place of the one held illegal or invalid.

9.15	Headings. The Article headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of this Plan nor in any way shall they affect this Plan or the construction of any provision thereof.

9.16	Terms. Capitalized terms shall have meanings as defined herein. Singular nouns shall be read as plural, masculine pronouns shall be read as feminine, and vice versa, as appropriate.
* * * * End of Article 9 * * * *
SIGNATURE PAGE TO IMMEDIATELY FOLLOW
REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

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     IN WITNESS WHEREOF, FIRST INTERSTATE BANCSYSTEM, INC., by its Benefits Committee as authorized by action of the Board of Directors on July 26, 2006, has caused this instrument to be executed effective as of the Effective Date.

FIRST INTERSTATE BANCSYSTEM, INC.
by its Benefits Committee

/s/ Robert A. Jones

By: Robert A. Jones
Title: Chair

ATTEST:

/s/ Ramona Doll

By:	Ramona Doll
Title:	VP, HAMG

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